                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


 Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results Net Sales for the First Six Months of $11.3 Million up 82% Year Over Year


Fremont, CA (January 12, 2016) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2016 ended November 30, 2015.


Fiscal Second Quarter Financial Results:

- Net sales were $4.6 million, up 77% from $2.6 million in the second quarter of fiscal 2015.

- Non-GAAP net loss was $794,000, or $0.06 per diluted share, compared to non-GAAP net loss of $1.8 million, or $0.16 per diluted share, in the same quarter a year ago.

- GAAP net loss was $1.0 million, or $0.08 per diluted share, compared to GAAP net loss of $2.1 million, or $0.18 per diluted share, in the same quarter a year ago.


Fiscal First Six Months Financial Results:

- Net sales were $11.3 million, up 82% from $6.2 million in the first six months of fiscal 2015.

- Non-GAAP net loss was $181,000, or $0.01 per diluted share, compared to a non-GAAP net loss of $2.5 million, or $0.22 per diluted share, in the same period a year ago.

- GAAP net loss was $754,000, or $0.06 per diluted share, compared to a GAAP net loss of $3.0 million, or $0.26 per diluted share, in the same period a year ago.


Recent Business Highlights:

- Received first order for new FOX-XPTM Wafer Level Test and Burn-in
  System.

- Expect final customer milestone and shipment of FOX-1P next generation Single Wafer Test System this quarter.


Gayn Erickson, President and CEO of Aehr Test Systems, commented:


"We made significant progress during the quarter on the rollout of our next generation FOX-P platform of wafer level test and burn-in products. We expect to complete the final customer payment milestone with our lead customer for our new FOX-1P single wafer test and burn-in system and ship this initial system to their facility this quarter for final acceptance and production release. Both the initial FOX-1P system and multiple additional FOX-1P systems already in backlog are undergoing final manufacturing and

Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results January 12, 2016
Page 2 of 6


systems level tests and diagnostics at the factory.

"During the quarter, we announced receiving the first order for our new FOX-XP Wafer Level Test and Burn-in System. The order includes multiple FOX-XP WaferPakTM Contactors and application development services. The system will be used for reliability and qualification test of devices intended for a very high volume application. We completed and received customer approval for multiple FOX-XP WaferPak Contactor designs that are now being manufactured and we expect to be processing wafers with these WaferPak Contactors on the FOX-XP system for the customer within the next two months. We are very excited about this application and believe this evaluation will lead to production FOX-XP system orders for shipments by the end of calendar year 2016 and volume shipments in calendar 2017.

"In addition, we expect an initial order within the next couple of months from our second lead customer for our FOX-XP Multi-Wafer Test and Burn-in System for a production burn-in application. This initial order is expected to be for two systems, along with our new FOX WaferPak Aligner and a complement of FOX-XP WaferPak contactors. We believe the FOX-XP system is an ideal fit for this application. The customer is forecasting device capacity growth that will drive the need for additional production burn-in capacity for multiple years into the future.

"Although our short-fall of burn-in system orders coupled with the delay in FOX-1P system shipments are negatively impacting our short-term financials, we are pleased with the investments and the progress on the development of our new FOX-P test system family. FOX-P family members include our FOX-1P single-wafer and new FOX-XP multi-wafer test and burn-in systems as well as our new FOX WaferPak Aligner and FOX WaferPak Handler designed to be used with our new FOX-XP system. We believe that shipments of the FOX-1P systems over the next several months, as well as the engagements with the first two lead customers for the FOX-XP system, will strongly position Aehr Test in the second half of this calendar year and into calendar 2017."

Management Conference Call
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2016 operating results. To access the call dial 888-437-9445 (+1 719-325-2495 outside the United States) and give the participant pass code 6806024.
In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone by dialing 888-203-1112 (+1 719-457-0820 outside the United States) and entering pass code 6806024, beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on January 19, 2016.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTSTM and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-

Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results January 12, 2016
Page 3 of 6


wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.






                       -Financial Tables to Follow-

Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results January 12, 2016
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                             Three Months Ended       Six Months Ended
                                       ----------------------------  -------------------
                                        Nov 30,   Aug 31,   Nov 30,    Nov 30,   Nov 30,
                                         2015      2015      2014       2015      2014
                                       --------  --------- --------  --------  ---------
Net sales                               $ 4,620   $ 6,633   $ 2,615   $ 11,253  $  6,173
Cost of sales                             2,929     3,250     1,921      6,179     3,869
                                       --------  --------  --------   --------  --------
Gross profit                              1,691     3,383       694      5,074     2,304
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,713     1,845     1,736      3,558     3,360
  Research and development                  923     1,062     1,105      1,985     2,064
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,636     2,907     2,841      5,543     5,424
                                       --------  --------  --------   --------  --------
  (Loss) income from operations            (945)      476    (2,147)      (469)   (3,120)

Interest expense                           (137)     (135)       (8)      (272)      (22)
Other income (expense), net                  55       (24)       60         31        91
                                       --------  --------  --------   --------  --------
    (Loss) income before income tax
    (expense) benefit                    (1,027)      317    (2,095)      (710)   (3,051)

Income tax (expense) benefit                (21)      (23)      (19)       (44)       30
                                       --------  --------  --------   --------  --------
    Net (loss) income                    (1,048)      294    (2,114)      (754)   (3,021)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net (loss) income attributable to
      Aehr Test Systems common
        shareholders                    $(1,048)   $  294   $(2,114)  $   (754) $ (3,021)
                                        ========  ========  =======   ========  ========

Net (loss) income per share
    Basic                               $ (0.08)   $  0.02   $(0.18)   $ (0.06) $  (0.26)
    Diluted                             $ (0.08)   $  0.02   $(0.18)   $ (0.06) $  (0.26)

Shares used in per share calculations:
    Basic                                13,048     12,963   11,724     13,005    11,557
    Diluted                              13,048     13,814   11,724     13,005    11,557



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results January 12, 2016
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Six Months Ended
                                            --------------------------   -----------------
                                             Nov 30,  Aug 31,  Nov 30,    Nov 30,   Nov 30,
                                              2015     2015     2014       2015      2014
                                            -------- -------- ---------  -------- --------
GAAP net (loss) income                      $(1,048) $   294  $(2,114)   $  (754) $(3,021)
Stock-based compensation expense                254      319      277        573      474
                                            -------- -------- --------   -------- --------
Non-GAAP net (loss) income                  $  (794) $   613  $(1,837)   $  (181) $(2,547)
                                            ======== ======== ========   ======== ========

GAAP net (loss) income per diluted share    $ (0.08) $  0.02  $ (0.18)   $ (0.06) $ (0.26)
                                            ======== ======== ========   ======== ========
Non-GAAP net (loss) income per diluted share$ (0.06) $  0.04  $ (0.16)   $ (0.01) $ (0.22)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation     13,048  13,814   11,724     13,005   11,557
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                                13,048  13,814   11,724     13,005   11,557
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2016 Financial Results January 12, 2016
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                  November 30, August 31,   May 31,
                                                     2015        2015        2015
                                                  -----------  ---------   --------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 1,955     $ 3,653     $ 5,527
  Accounts receivable, net                            2,503       2,628       1,383
  Inventories                                         7,419       7,258       7,123
  Prepaid expenses and other                            402         465         262
                                                   --------    --------    --------
      Total current assets                           12,279      14,004      14,295

Property and equipment, net                             576         465         478
Other assets                                             93          94          95
                                                   --------    --------    --------
      Total assets                                  $12,948     $14,563     $14,868
                                                   ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $ 1,390     $ 1,848     $   724
  Accrued expenses                                    1,496       1,557       1,045
  Customer deposits and deferred revenue, short-term  1,295       1,819       4,750
                                                   --------    --------    --------
      Total current liabilities                       4,181       5,224       6,519

Long-term debt                                        3,873       3,828       3,791
Income taxes payable                                     --          --           8
Deferred revenue, long-term                             127         127          --
                                                   --------    --------    --------
     Total liabilities                                8,181       9,179      10,318


Aehr Test Systems Shareholders' equity                4,785       5,402       4,568
Noncontrolling interest                                 (18)        (18)        (18)
                                                   --------    --------    --------
      Total shareholders' equity                      4,767       5,384       4,550
                                                   --------    --------    --------
      Total liabilities and shareholders' equity    $12,948     $14,563     $14,868
                                                   ========    ========    ========








                                         # # #